Exhibit 10.1

TOTAL SYSTEM SERVICES, INC.

REVISED STOCK OPTION AGREEMENT

[DATE]

THIS AGREEMENT ("Agreement"), dated as of the ___ day of _____________, 200__, by and between TOTAL SYSTEM SERVICES, INC. (the "Company"), a Georgia corporation having its principal office at 1600 First Avenue, Columbus, Georgia, and ___________________________ (the "Option Holder"), an employee of the Company or a Subsidiary of the Company.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has adopted the Total System Services, Inc. 2007 Omnibus Plan (the "Plan"); and

WHEREAS, the Company recognizes the value to it of the services of the Option Holder and intends to provide the Option Holder with added incentive and inducement to contribute to the success of the Company; and

WHEREAS, the Company recognizes the potential benefits of providing employees the opportunity to acquire an equity interest in the Company and to more closely align the personal interests of employees with those of other shareholders; and

WHEREAS, effective _____________, pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company: (a) granted to the Option Holder, pursuant to Section 6 of the Plan, an Option in respect of the number of shares herein below set forth, (b) designated the Option a Non-Qualified Stock Option, and (c) fixed and determined the Option price and exercise and termination dates as set forth below.

NOW THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

1.         The terms, provisions and definitions of the Plan are incorporated by reference and made a part hereof. All capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan except where otherwise noted.

2.         Subject to and in accordance with the provisions of the Plan, the Company hereby grants to the Option Holder a Non-Qualified Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of NUMBER OF OPTIONS shares of the Common Stock ($1.00 par value) of the Company at the purchase price of $____ per share, exercisable in the amounts and at the times set forth in this Paragraph 2, unless the Compensation Committee, in its sole and exclusive discretion, shall authorize the Option Holder to exercise all or part of the Option at an earlier date.

The Option may be exercised on or after ______________, as provided in the Plan.

[OR]

The Option may be exercised in accordance with the following schedule as provided in the Plan:

If employment	Percentage of
continues through	Option Exercisable

_____________, 20___	____%

[or]

_____________, 20___	____%

[or]

_____________, 20___	____%

In the event of Option Holder’s death or total and permanent disability, Option Holder (or the legal representative of Option Holder’s estate or legatee under Option Holder’s will) shall be able to exercise the Option in full for the remainder of the Option’s term.

[The Option may also be exercised in full for the remainder of the Option’s term in the event Option Holder’s employment with the Company terminates after the Option Holder has attained age 65.]

[In addition, the Option may be exercised in the event Option Holder’s employment with Company terminates after Option Holder has attained age 62 (or greater) with 15 or more years of service.]

[The Option may also be exercised in full for the remainder of the Option’s term in the event the Option Holder’s employment is involuntarily terminated by the Company without Cause after Option Holder has attained 10 years of service. For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure of Option Holder to perform substantially his or her duties with the Company or one of its subsidiaries; or (ii) the willful engaging by Option Holder in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.]

[In the event of Option Holder’s separation of employment for any reason other than the reasons listed above, Option Holder shall be able to exercise the Option to the extent the Option was exercisable at the time of such separation of employment for 90 days following the date of such separation of employment.]

Unless sooner terminated as provided in the Plan or in this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall expire on _____________. In no event may the Option be exercised after _____________.

3.          The Option or any part thereof, may, to the extent that it is exercisable, be exercised in the manner provided in the Plan. Payment of the aggregate Option price for the number of shares purchased and any withholding taxes shall be made in the manner provided in the Plan.

4.          The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and only while the Option Holder is in the employ of the Company, except as otherwise provided in the Plan.

5.          Unless otherwise designated by the Compensation Committee, the Option shall not be transferred, assigned, pledged or hypothecated in any way. Upon any attempt to transfer, assign, pledge,

hypothecate or otherwise dispose of a nontransferable Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

6.          In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Company’s Stock, any necessary adjustment shall be made in accordance with the provisions of Section 4.4 of the Plan.

7.          In the event of a Change of Control (as defined in Section 2.8 of the Plan), the provisions of Section 15 of the Plan shall apply.

8.          Any notice to be given to the Company shall be addressed to the President of the Company at 1600 First Avenue, Columbus, Georgia 31901.

9.          Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pension, insurance or other benefit plan or program of the Company as in effect from time to time and for which the Option Holder is eligible.

10.        Nothing herein contained shall affect the right of the Company, subject to the terms of any written contractual arrangement to the contrary, to terminate the Option Holder’s employment at any time for any reason whatsoever.

11.        This Agreement shall be binding upon and inure to the benefit of the Option Holder, his personal representatives, heirs legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.

Company has issued the Option with foregoing the terms and conditions in accordance with the provisions of the Plan. You will be deemed to have agreed to the foregoing terms and conditions of the Option, unless you object by notifying the TSYS Compensation Department within 30 days after your receipt of this Agreement.

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